ALLEGHENY ENERGY SOLUTIONS, INC.
                                      BALANCE SHEET
                                      As of March 31, 2000



Assets
Property, Plant and Equipment:
   At Original Cost                                        $13,415

Investments and Other Assets:
   Nonutility investments                                  112,409

Current assets:
   Cash                                                  1,267,073
   Accounts Receivable:
        Electric Service                                   495,881
        Other                                            2,093,696
        Allowance for Uncollectibles                    (2,093,696)
   Accounts Receivable - Affiliates                          1,039
        Operating & Construction Material & Supplies        41,821
   Prepaid Taxes                                           498,946
        Total Current Assets                             2,304,760

Deferred Charges:
    Other Deferred Charges                                   3,985

          Total Assets                                   2,434,568


Capitalization and Liabilities
Capitalization:
   Common stock                                             $1,000
   Other paid-in capital                                 6,552,134
   Retained earnings                                    (4,728,800)
                                                         1,824,334
Current liabilities:
   Accounts payable - Affiliated                           146,391
   Accounts payable - Other                                  8,201
   Taxes accrued:
        Federal and State Income Tax                        24,681
        Other                                               59,640
                                                           238,913
Deferred credit and liabilities
   Other                                                   371,320

          Total Capitalization and Liabilities          $2,434,568